                                                                   EXHIBIT 10.09

                              NON-COMPETITION AGREEMENT

    THIS AGREEMENT, by and between Falcon Building Products, Inc. (the "Company") and William E. Allen (the "Shareholder/Employee") effective as of March 31, 1997 (the "Effective Date"),


                                   WITNESSETH THAT:

    WHEREAS, the Shareholder/Employee is an officer and shareholder of the Company; and

    WHEREAS, as a condition and inducement to an Agreement and Plan of Merger between the Company and [Merger Co.] (the "Merger Agreement") and as a condition to the Employment Agreement entered into on this date between the Company and the Shareholder/Employee the Company and the Shareholder/Employee desire to enter into this Agreement;

    NOW, THEREFORE, in consideration of the premises and agreements set forth herein and for other good and valuable consideration the receipt of which is hereby acknowledged, it is agreed by the Shareholder/Employee and Company as follows:

    1. PAYMENT BY COMPANY. The Company hereby agrees to pay the Shareholder/Employee $275,000 on the date as of which the merger is effective under the terms of the Merger Agreement (the "Merger Date").

    2. NONCOMPETITION. Until the later of three years after the Merger Date or one year after the date on which the Shareholder/Employee's employment with the Company and its affiliates is terminated for any reason, the Shareholder/Employee covenants and agrees that, except to the extent agreed to in writing by the Company, he will not, directly or indirectly, engage in, assist, perform services for, plan for, establish or open, or have any financial interest (other than (i) ownership of 1% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System or
(ii) ownership of securities in any entity affiliated with the Company) in any person, firm, corporation, or business entity (whether as an owner, joint venturer, employee, officer, director, consultant or otherwise) that engages in an activity which is materially competitive with any business engaged in by the Company during the period of the Employee/Shareholder's employment with the Company.

    3. CONFIDENTIAL INFORMATION. Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Shareholder/Employee has express authorization from the Company, the

Shareholder/Employee agrees to keep secret and confidential indefinitely all non-public information concerning the Company or any affiliate of the Company which was acquired by or disclosed to the Shareholder/Employee during the course of his employment with the Company or its affiliates, including but not limited to customer lists, price lists, customer services requirements, costs of providing services, supplier information, and other data of or pertaining to the Company or to any affiliate of the Company which are not a matter of public knowledge, and not to disclose such confidential information, either directly or indirectly, to any other person, firm or business entity or to use it in any way. Shareholder/Employee agrees that promptly upon termination of his employment with the Company for any reason, he shall deliver to the Company all papers, documents and materials containing confidential information regarding the Company and its affiliates in whatever form, including computer-readable storage devices, and wherever located, obtained by him during the course of employment by the Company or its affiliates.

    4. NONSOLICITATION. Until the later of three years after the Merger Date or one year after the date on which the Shareholder/Employee's employment with the Company and its affiliates terminates for any reason, the Shareholder/Employee covenants and agrees that he will not, whether for himself or for any other person, business, partnership, association, firm, company or corporation, directly or indirectly, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the employees of the Company.

    5. REMEDIES. The Shareholder/Employee acknowledges that the Company would be irreparably injured by a violation of paragraph 2, 3 or 4, and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to an injunction, temporary restraining order or other equivalent relief, restraining Shareholder/Employee from any actual or threatened breach of any such paragraph, without any bond or other security being required.

    6. SEVERABILITY AND ENTIRE AGREEMENT. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified). The Agreement is intended to be the entire agreement between the parties regarding the subject matter hereof and shall supersede any prior agreements to the contrary.

    7. APPLICABLE LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois.

    8. SUCCESSORS. This Agreement shall be binding upon, and operate for the benefit of, the Company and its successors and assigns.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

    FALCON BUILDING PRODUCTS, INC.          SHAREHOLDER/EMPLOYEE

    By:  /s/ Gus Athas                           /s/ William E. Allen
        ---------------------------          -------------------------------
         Senior Vice-President